Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V43773-P05173 CARIBOU BIOSCIENCES, INC. 2024 Annual Meeting Vote by June 12, 2024 11:59 PM EDT You invested in CARIBOU BIOSCIENCES, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 13, 2024. *Please check the meeting materials for any special requirements for meeting attendance. Get informed before you vote View the Notice and Proxy Statement and Annual Report on Form 10-K online OR you can receive a free paper or email copy of the materials by requesting prior to May 30, 2024. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. CARIBOU BIOSCIENCES, INC. 2929 7TH STREET SUITE 105 BERKELEY, CA 94710 Vote Virtually at the Meeting* June 13, 2024 7:30 a.m., Pacific Daylight Time Virtually at: www.virtualshareholdermeeting.com/CRBU2024

Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. Voting Items Board Recommends V43774-P05173 THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. You may view the proxy materials online at www.ProxyVote.com or easily request paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote on these important matters. 1. Election of three Class III directors to serve until the Company’s 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. The three nominees for election are: Nominees: 1a. Rachel Haurwitz, Ph.D. For 1b. Dara Richardson-Heron, M.D. For 1c. Natalie Sacks, M.D. For 2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 For The proxies are authorized to vote, in their discretion, upon any other business that may properly come before the Annual Meeting or any continuation(s), adjournment(s), or postponement(s) thereof.